UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

GenOn Americas Generation, LLC

(Exact name of Registrant as specified in its charter)

51-0390520 (IRS Employer Identification No.)

333-63240 (Commission File Number)

GenOn Mid-Atlantic, LLC

(Exact name of Registrant as specified in its charter)

58-2574140 (IRS Employer Identification No.)

333-61668 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(609) 524-4500 (Registrant’s telephone number, including area code)

804 Carnegie Center,

Princeton, New Jersey 08540
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.                Entry into a Material Definitive Agreement.

On October 30, 2017, GenOn Energy, Inc. (“GenOn”) and GenOn Americas Generation LLC (“GAG”) and certain of their directly and indirectly-owned subsidiaries (collectively, the “Debtors”) entered into a Consent Agreement (the “Consent Agreement”) with certain holders of (i) GenOn’s outstanding senior unsecured notes (collectively, the “Consenting GenOn Noteholders”) and (ii) GAG’s outstanding senior unsecured notes (collectively, the “Consenting GAG Noteholders” and together with the Consenting GenOn Noteholders, the “Consenting Holders”) signatory thereto, whereby the Debtors and the Consenting Holders have agreed to extend the milestones in that certain Restructuring Support and Lock-Up Agreement, dated as of June 12, 2017 (as amended, the “Restructuring Support Agreement”), by which the Debtors’ Second Amended Joint Plan of Reorganization (as may be amended or supplemented, the “Plan”) must become effective (the “Effective Date”).  Specifically, the Consent Agreement extends the Effective Date milestone to June 30, 2018 or September 30, 2018, if regulatory approvals are still pending (such dates, the “Extended Effective Dates”). The Consenting Noteholders’ consent to the Extended Effective Dates is contingent upon entry of an order as described in the Consent Agreement.

The foregoing description of the Consent Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consent Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01.                Other Events.

In parallel, over the course of the past several weeks, both the principals and advisors of NRG Energy, Inc. (“NRG”) and GenOn have been engaged in lengthy in-person negotiations in an effort to settle certain items that remained open and unresolved after the pre-petition Restructuring Support Agreement negotiations.  These arms-length discussions included key topics such as: (i) timeline and transition; (ii) cooperation and co-development matters; (iii) OPEB and pension benefits; (iv) tax matters; and (v) intercompany balances.  The agreements reached on these topics will be incorporated into definitive documents for GenOn’s emergence from Chapter 11. A summary of the terms of this settlement is included in the attached Settlement Term Sheet (the “Settlement Term Sheet”), as may be amended or supplemented in accordance with the Restructuring Support Agreement.

The Settlement Term Sheet reflects the latest agreement in principle between the Debtors and NRG and does not reflect the views of, or agreement by, the Consenting Noteholders. Therefore, the definitive documentation remains subject to review, revision, and further negotiation between the Consenting Noteholders, the Debtors and NRG, each of whom have various consent rights pursuant to the Plan and the Restructuring Support Agreement. The Settlement Term Sheet and the Plan supplements may be amended, modified, supplemented and revised in accordance with those ongoing negotiations.

The foregoing description of the Settlement Term Sheet does not purport to be complete and is qualified in its entirety by reference to the complete text of the Settlement Term Sheet, which is attached hereto as Exhibit 99.1.

In connection with private ongoing litigation, GenOn Mid-Atlantic, LLC (“GenMa”) disclosed its forecasted financial data attached hereto (the “GenMa Financial Forecast”). The GenMa Financial Forecast is not necessarily indicative of future operating results. The foregoing description of the GenMa Financial Forecast does not purport to be complete and is qualified in its entirety by reference to the complete text of the GenMa Financial Forecast, which is attached hereto as Exhibit 99.2.

Cautionary Note Regarding Forward-Looking Information

Certain of the statements included in this Current Report on Form 8-K and in the exhibits attached hereto constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, they include statements relating to future actions and strategies of GenOn and its subsidiaries. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of GenOn and its subsidiaries may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in GenOn’s reports filed with the Securities Exchange Commission.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consent Agreement, by and among GenOn, GAG and the Consenting Holders, dated as of October 30, 2017.

99.1	Settlement Term Sheet.

99.2	GenMa Financial Forecast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 31, 2017		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer

GenOn Americas Generation, LLC
(Registrant)

		By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer

GenOn Mid-Atlantic, LLC
(Registrant)

		By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer